SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – October 18, 2006

FIRST HORIZON NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

TENNESSEE	001-15185	62-0803242
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 18, 2006, the Board of Directors of the registrant and the Compensation Committee of the Board of Directors took certain actions which resulted in the amendment, grant, creation, or supplement of the following compensatory plans, agreements, or arrangements with certain executive officers and directors of the registrant.

LTIP Award.

A mid-year 2006 LTIP award was approved by the Compensation Committee to a newly hired executive officer (not named in the registrant’s 2006 proxy statement). The form used for mid-year LTIP awards is filed as an exhibit to this Report. The mid-year form differs from the ordinary 2006 LTIP form (previously filed) in Section 4.0, pertaining to the amount of PSUs granted and the grant date.

Retirement of Former Executive Officer.

In connection with the previously-announced retirement on December 31, 2006 of Jim L. Hughes, a former executive officer named in the registrant’s 2006 proxy statement, on October 18, 2006 the following was approved: a Limited Confidentiality and Non-Compete Agreement, which the registrant entered into with Mr. Hughes on October 19, 2006.

Among other things, the Agreement requires Mr. Hughes to refrain from competing with the registrant for a period of five years and from divulging confidential information, contains a release of the registrant, and contains certain non-solicitation and other covenants. The Agreement provides Mr. Hughes with certain revocation rights consistent with applicable law, upon the expiration of which the Agreement will be irrevocable. Under the Agreement, for a total of five years after his retirement, Mr. Hughes is entitled to receive external office space, equipment, and furnishings. In addition, Mr. Hughes is entitled to receive administrative assistant support during the five-year period. The Agreement states that the aggregate value of those benefits is approximately $100,000 per year.

The form of the Limited Confidentiality and Non-Compete Agreement is filed as an exhibit to this report.

Tax Withholding Feature related to Restricted Stock

On October 18, 2006, the Compensation Committee, exercising discretion given to it under the registrant’s shareholder-approved equity plans, required that shares of restricted stock be automatically withheld to the extent needed to pay required withholding taxes associated with the vesting of such shares. This administrative action will apply to all future vestings of restricted stock as to which taxes are required to be withheld.

Non-Employee Director Compensation.

On October 18, 2006, the Board approved the following changes to the compensation paid to non-employee directors for service on the Board:

(1)	Directors are to receive annual grants of restricted stock units (“RSUs”) under the registrant’s shareholder-approved 2003 Equity Compensation Plan or any successor to that Plan.

(2)

Director RSUs: generally will be granted annually in April one full trading day following the first-quarter earnings release (beginning in April 2007); will vest in about one year, on the second Monday in February following the grant; will be paid at vesting in shares of the registrant’s common stock only; will earn dividend equivalents that will cumulate and be paid in cash at vesting; and will carry no voting or other rights associated with actual stock.

(3)

If a director leaves the Board before vesting, the registrant’s current practice for director restricted stock (forfeiture unless departure is due to death, disability, retirement, or change in control) will apply to RSUs.

(4)	The number of director RSUs to be granted for any full-year grant will be determined by dividing $45,000 by the fair market value of the registrant’s common stock on the grant date.

(5)

If a new director joins the Board other than at an annual meeting, he or she would be granted RSUs pro-rated for the number of quarters remaining until the next annual shareholder meeting, starting with that quarter in which the new director is appointed. For example, a new director appointed in October would receive two-fourths of the usual annual number of RSUs, granted in October one full trading day following the registrant’s earnings release and vesting the following year in February.

(6)	Effective November 1, 2006, all outstanding dividend equivalent rights held by non-employee directors will be canceled.

(7)	Effective November 1, 2006, all outstanding shares of unvested restricted stock held by non-employee directors and that will vest after 2007 will be canceled.

(8)

Effective October 20, 2006, James A. Haslam, III was granted 600 shares of restricted stock under the registrant’s shareholder-approved 2003 Equity Compensation Plan. Those restricted shares will vest in April 2007, and are subject to the same terms and conditions as all other restricted stock awards previously granted to non-employee directors under the 2003 Equity Compensation Plan. Absent this one-time award, Mr. Haslam would have had only 200 restricted shares scheduled to vest in 2007. As a result of actions 7 and 8, each non-employee director will have 800 restricted shares vest during 2007 and no previously-granted restricted shares will vest thereafter.

The foregoing changes affect only non-employee directors of the registrant. The registrant’s Chairman of the Board and Chief Executive Officer does not receive any compensation affected by any of the changes described above.

The Board amended the “Compensation” section of the registrant’s Director Policy to conform to the foregoing actions. A copy of that section is filed herewith as an exhibit.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

(a) Amendment to Bylaws

          (1) On October 18, 2006, the registrant’s Board of Directors amended ARTICLE TWO, Section 2.4 of the registrant’s Bylaws. The Bylaws were amended effective immediately. The amended and restated Bylaws are filed herewith as Exhibit 3.2.

          (2) Section 2.4 pertains to the annual meeting of shareholders. The amendment changed the time of the annual meeting from 11:00 a.m. to 10:00 a.m. Memphis time on the date specified in Section 2.4.

Section 2.4 otherwise was not changed.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

          The following exhibits are filed herewith:

Exhibit #	Description

3.2	Bylaws of the registrant, as amended and restated October 18, 2006.

10.4(e)**	Form of Notice of 2006 LTIP award, used for mid-year awards, under the 2003 Equity Incentive Plan.

10.5(n)**	Sections of Director Policy pertaining to compensation and retirement.

10.19**	Form of Limited Confidentiality and Non-Compete Agreement with Mr. Jim L. Hughes.

** Management contract or compensatory arrangement.

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 1.01 will be filed as exhibits not later than the registrant’s annual report on Form 10-K applicable to the year ending December 31, 2006, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

In Exhibit 10.19, each party makes representations and warranties to other parties. Those representations and warranties are made only to and for the benefit of those other parties in the context of a business contract. They are subject to contractual materiality standards. Exceptions to such representations and warranties may be partially or fully waived by such parties in their discretion. No such representation or warranty may be relied upon by any other person for any purpose.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON NATIONAL CORPORATION

Date: October 24, 2006	By: /s/ MARLIN L. MOSBY III

Name: Marlin L. Mosby III
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit #	Description

3.2	Bylaws of the registrant, as amended and restated October 18, 2006.

10.4(e)**	Form of Notice of 2006 LTIP award, used for mid-year awards, under the 2003 Equity Incentive Plan.

10.5(n)**	Sections of Director Policy pertaining to compensation and retirement.

10.19**	Form of Limited Confidentiality and Non-Compete Agreement with Mr. Jim L. Hughes.

** Management contract or compensatory arrangement.

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 1.01 will be filed as exhibits not later than the registrant’s annual report on Form 10-K applicable to the year ending December 31, 2006, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

In Exhibit 10.19, each party makes representations and warranties to other parties. Those representations and warranties are made only to and for the benefit of those other parties in the context of a business contract. They are subject to contractual materiality standards. Exceptions to such representations and warranties may be partially or fully waived by such parties in their discretion. No such representation or warranty may be relied upon by any other person for any purpose.